                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                              A. T. Cross Company
                (Name of Registrant as Specified In Its Charter)

      (Name of Person(s) Filing Proxy Statement if other than Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                           [A.T. Cross Company Logo]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 24, 2003

TO THE STOCKHOLDERS OF A.T. CROSS COMPANY:

     Notice is hereby given that the annual meeting of stockholders of A.T. Cross Company (the "Company") will be held on Thursday, April 24, 2003 at 10:00 a.m. at the offices of the Company, One Albion Road, Lincoln, Rhode Island 02865, for the following purposes:

     1. Fixing the number of directors at nine, of which three shall be Class A directors and six shall be Class B directors (by holders of Class A and Class B common stock voting together as a single class).

     2. Electing three Class A directors (by holders of Class A common stock only) and six Class B directors (by holders of Class B common stock only) to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.

     3. Transacting such other and further business as may properly come before said meeting upon which the holders of Class A common stock or Class B common stock, respectively, are entitled to vote.

     The stock transfer books will not be closed. The close of business on March 5, 2003 has been fixed as the record date for determining stockholders entitled to vote at the annual meeting or any adjournments or postponements thereof, and only holders of record of Class A common stock or Class B common stock as of that time are entitled to receive notice of and to vote at said meeting or any adjournments or postponements thereof.

                                            By order of the Board of Directors

                                            /s/ Tina C. Benik
                                            Tina C. Benik
                                            Vice President, Legal and Human
                                            Resources
                                            Corporate Secretary

March 26, 2003

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE USED.

                               [A.T. CROSS LOGO]

                                ONE ALBION ROAD
                          LINCOLN, RHODE ISLAND 02865

                                PROXY STATEMENT
                        FOR ANNUAL STOCKHOLDERS' MEETING
                                 APRIL 24, 2003

          This statement is furnished in connection with the accompanying proxy which is solicited by the Board of Directors of A.T. Cross Company (the "Company") from holders of Class A common stock of the Company for use at the annual meeting to be held April 24, 2003 at 10:00 a.m. at the offices of the Company, One Albion Road, Lincoln, Rhode Island 02865. Any stockholder giving a proxy may revoke the same prior to its exercise by filing a later proxy with the Company, by attending the meeting and voting in person, or by giving notice in writing or in person to the Corporate Secretary. If not revoked, the persons named in the accompanying proxy will vote such proxy in the manner specified therein and, in the discretion of the persons named, for or against any matter upon which holders of Class A common stock are entitled to vote which properly comes before the meeting and which has been omitted from the proxy and proxy statement. The cost of solicitation of proxies, including the cost of reimbursing brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy statements to their principals, will be borne by the Company. Solicitation may be made in person or by telephone or telegraph by officers or regular employees of the Company, who will not receive additional compensation. In addition, the Company has retained Georgeson Shareholder Communications Inc., New York, N.Y., to aid in the solicitation of proxies. The charges of such firm, estimated at $6,000, plus expenses, will be paid by the Company. This proxy statement and the enclosed form of proxy are expected to be sent to stockholders on or about March 26, 2003.

          A copy of the Company's annual report for the year 2002 containing financial statements for the year ended December 28, 2002 is also enclosed, but is not to be considered a part of the proxy soliciting material.

          As of March 5, 2003 the Company had outstanding 13,446,034 shares of Class A common stock and 1,804,800 shares of Class B common stock. Only stockholders of record at the close of business on that date are entitled to vote at the annual meeting. Stockholders shall be entitled to one vote for each share held on the foregoing record date with respect to matters on which shares of that class are eligible to vote.

STOCKHOLDERS' PROPOSALS

          Any proposal of a stockholder intended to be presented at the next annual meeting of the Company, scheduled to be held April 22, 2004, must be received by the Company's Corporate Secretary not later than November 28, 2003 for inclusion in the proxy statement and form of proxy relating to that meeting. Any stockholder proposal intended to be presented at the next annual meeting of the Company without being included in the proxy statement and form of proxy relating to such meeting must be received by the Company's Corporate Secretary not later than February 11, 2004.

VOTING RIGHTS

          Holders of Class A common stock have the right to elect one-third of the number of directors from time to time fixed by the holders of Class A and Class B common stock voting together as a single class; provided, however, that if the total number of directors is not evenly divisible by three, then the holders of Class A common stock have the right to elect that number of directors which is the nearest whole number when the total number of directors is divided by three. Holders of Class B common stock have the right to elect the remaining directors. It is proposed that the number of directors for the ensuing year be fixed at nine (see "ELECTION OF DIRECTORS"), and if this proposal is adopted, holders of Class A common stock will have the right to elect three directors.

          In addition, holders of Class A and Class B common stock vote together as a single class:

          a) For the reservation in the future of shares to be issued pursuant to options granted or to be granted to directors, officers or employees; and

          b) With respect to the acquisition of assets or shares of any other company if:

               (1) An officer, director or holder of ten percent or more of either Class A or Class B common stock has an interest in the transaction;

               (2) The transaction would, in the reasonable judgment of the
                   Board of Directors, presently or potentially increase by nineteen and one-half percent or more the aggregate of the Class A or Class B common stock outstanding immediately prior to such transaction; or

               (3) The transaction would involve the issuance of any Class A or
                   Class B common stock and in the reasonable judgment of the Board of Directors the value of the consideration furnished by the Company is nineteen and one-half percent or more of the aggregate market value of all Class A and Class B common stock outstanding immediately prior to such transaction.

          If the consummation of any transaction described above would, with respect to either the Class A common stock or the Class B common stock, result in a change in the designations, preferences, limitations or relative rights of the shares of such class or have certain other effects as specified in the Company's articles, the holders of Class A and Class B common stock vote as separate classes on such transaction.

          Except as stated above or otherwise required by law, all voting power is vested in the holders of Class B common stock so long as any shares of Class B common stock are outstanding.

VOTING PROCEDURES

     The numbers of Class A and Class B directors will be fixed by vote of the holders of a majority of the Class A and Class B shares present at the annual meeting in person or represented by proxy, voting as a single class. The Class A directors will be elected in each case by vote of the holders of a majority of the Class A shares present or represented at the meeting, and the Class B directors will be similarly elected by the holders of a majority of the Class B shares.

     Shares represented by proxies which are marked "abstain" with respect to fixing the number of directors or "withheld" with respect to the election of any particular nominee for director, will be counted as shares present and entitled to vote, and accordingly any such marking of a proxy will have the same effect as a vote against the proposal to which it relates. The Board of Directors does not know of any matters which will be brought before the meeting other than those specifically set forth in the accompanying Notice of Annual Meeting. If any other matters are presented to the meeting, the persons named in the enclosed proxy have discretionary authority to vote and will vote all proxies with respect to such matters in accordance with their judgment.

     Under the rules of the American Stock Exchange, on which the Class A shares are listed, brokers who hold Class A shares in street name have the authority to vote such shares on certain items, including fixing the number of and electing directors, unless they have received instructions from the beneficial owners to the contrary, in which case the shares are to be voted or the votes relating thereto withheld, as directed by the beneficial owners. Such rules also provide that brokers may not vote shares held in street name on certain other matters without specific instructions from their customers. Shares subject to such "broker non-votes" will not be treated as shares entitled to vote on the matters to which they relate and will have no effect on the outcome of the voting on such matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of March 5, 2003 (except as otherwise noted) certain information concerning the ownership of shares of Class A or Class B Common Stock of the Company by (i) each person or group known by the Company to beneficially own more than 5% of the outstanding Class A or Class B Common Stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table below, and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person named has sole investment and voting power with respect to the securities shown.

                                               NUMBER OF SHARES                    PERCENT OF CLASS
                                     -------------------------------------        ------------------
               NAME                   CLASS A                   CLASS B(1)        CLASS A    CLASS B
               ----                  ---------                  ----------        -------    -------
Bradford R. Boss(2)                  1,824,434(3)(4)(5)(6)      1,804,800(3)(4)    13.45%      100%
Russell A. Boss(7)                   1,856,398(3)(4)(5)(6)      1,804,800(3)(4)    13.66%      100%
Edward P. Pieroni                      480,000(3)                 902,400(3)        3.57%       50%
Noel M. Field                          585,000(4)                 902,400(4)        4.35%       50%
Dimensional Fund Advisors, Inc.(8)   1,010,500                         --           7.52%       --
Deutsche Bank AG(9)                    972,000                         --           7.23%       --
Royce & Associates, Inc.(10)           705,500                         --           5.25%       --
John E. Buckley                         39,366(6)                      --              *        --
Bernard V. Buonanno, Jr.                24,812(6)                      --              *        --
Galal P. Doss(11)                    4,229,950                         --          31.45%       --
Terrence Murray                         43,156(6)(12)(13)              --              *        --
Andrew J. Parsons                        6,000(6)                      --              *        --
James C. Tappan                         21,501(6)                      --              *        --
David G. Whalen                        513,230(14)                     --           3.70%       --
John T. Ruggieri                       128,943(6)                      --              *        --
Stephen A. Perreault                    87,419(6)                      --              *        --
Sondra L. Wellmerling                   45,500(6)                      --              *        --
Tina C. Benik                           83,496(6)                      --              *        --
All directors and executive
  officers as a group (18 persons)   7,063,884(15)              1,804,800          52.54%      100%

--------------------------------------------------------------------------------
 (1) The Class B Common Stock is convertible share for share into Class A Common Stock at any time at the option of the holder. If all of the Class B shares were converted into Class A shares, Mr. B. Boss, Mr. R. Boss, Mr. Pieroni and Mr. Field would be the beneficial owners of 23.62%, 23.78%, 9.63% and 10.37%, respectively, of the outstanding Class A shares.
 (2) Mr. B. Boss's address is One Albion Road, Lincoln, Rhode Island 02865.
 (3) Mr. B. Boss, Mr. R. Boss and Mr. Pieroni are co-trustees of the W. Russell Boss, Jr. Trust A. The co-trustees jointly exercise investment and voting powers with respect to the assets of the trust. The 480,000 shares of Class A Common Stock and 902,400 shares of Class B Common Stock held by such trust are included in the amounts above for each of the co-trustees.
 (4) Mr. B. Boss, Mr. R. Boss and Mr. Field, Jr. are co-trustees of the W. Russell Boss, Jr. Trust B. The co-trustees jointly exercise investment and voting powers with respect to the assets of the trust. The 585,000 shares of Class A Common Stock and 902,400 shares of Class B Common Stock held by such trust are included in the amounts above for each of the co-trustees.
 (5) Mr. B. Boss, Mr. R. Boss and Fleet National Bank are co-trustees of the W. Russell Boss, Jr. Trust C. The co-trustees jointly exercise investment and voting powers with respect to the assets of the trust. The 492,000 shares of Class A Common Stock held by such trust are included in the amounts above for each of the co-trustees.
 (6) Includes the following Class A shares subject to options exercisable within 60 days: Mr. B. Boss -- 116,549; Mr. R. Boss -- 143,749; Mr. Buckley --
     20,716; Mr. Buonanno -- 21,312; Mr. Murray -- 21,156; Mr. Parsons -- 4,000;
     Mr. Tappan -- 18,501; Mr. Whalen -- 442,685; Mr. Ruggieri -- 111,265; Mr.
     Perreault -- 72,499; Ms. Wellmerling -- 43,500; and Ms. Benik -- 75,486.
 (7) Mr. R. Boss's address is One Albion Road, Lincoln, Rhode Island 02865.
 (8) Information based on its Schedule 13G filed with the SEC on February 11, 2003, which reported ownership as of December 31, 2002. The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11(th) Floor, Santa Monica, California 90401.
 (9) Deutsche Bank AG has sole voting power with respect to 800,300 shares, no shared voting power, sole dispositive power with respect to 747,700 shares and shared dispositive power with respect to 223,400 shares. Information based on its Schedule 13G filed with the SEC on February 12, 2003, which reported ownership as of December 31, 2002. The address of Deutsche Bank AG is Taunusanlage 12, D-60325, Frankfurt am Main, Federal Republic of Germany.
(10) Information based on its Schedule 13G filed with the SEC on February 12, 2003, which reported ownership as of December 31, 2002. The address of Royce & Associates, Inc. is 1414 Avenue of the Americas, New York, NY 10019.
(11) Mr. Doss's address is One Albion Road, Lincoln, Rhode Island 02865.
(12) Excludes shares held by FleetBoston Financial Corporation in various fiduciary capacities.
(13) Includes 5,000 shares held by Murray and Young Associates LLC.
(14) Includes 25,000 Class A shares as to which Mr. Whalen has sole voting power but no investment power during the restricted period.
(15) Includes 1,229,443 shares subject to options exercisable within 60 days; 25,000 shares of restricted stock as to which there is sole voting power but no investment power during the restricted period; and 1,557,000 shares held under trusts as to which there is shared voting and investment power.
   * Less than 1%.

                                ELECTION OF DIRECTORS

     It is proposed to fix the number of directors at nine, of which three will be designated "Class A Directors" and six will be designated "Class B Directors". It is also proposed to elect three Class A directors (by holders of Class A common stock only) and six Class B directors (by holders of Class B common stock only) to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. Proxies will be voted for the nominees set forth below unless authorization to do so is withheld. All nominees are currently directors of the Company. Should any nominee become unavailable for any reason to accept nomination or election as a director, the persons named in the proxy will vote for the election of such other person or persons as management may recommend unless the stockholders vote to reduce the authorized number of directors. The terms of all directors will expire when their successors are duly elected at the annual meeting of stockholders scheduled to be held April 22, 2004. The following tables reflect information as of January 1, 2003.

                                             PRINCIPAL OCCUPATION            DIRECTOR
          NOMINEE            AGE            DURING PAST FIVE YEARS             SINCE           OTHER DIRECTORSHIPS(1)
---------------------------------------------------------------------------------------------------------------------------
                                                     CLASS A DIRECTORS
Galal P. Doss                48    Chairman and Chief Executive Officer,       2000
                                   Family Nutrition, S.A.E. and Family Cos-
                                   metics, S.A.E. (both Egyptian companies
                                   listed on the Egyptian Stock Ex-
                                   change).(2)
Andrew J. Parsons            59    Senior Partner and Director, McKinsey &     2001
                                   Company, a global strategic management
                                   consulting firm (retired December 2000);
                                   Member, McKinsey Advisory Council;
                                   Chairman and Chief Executive Officer,
                                   Gulliver Growth Partners LLC, a manage-
                                   ment advisory company.(2)
James C. Tappan              67    President, Tappan Capital Partners (eq-     1994
                                   uity investment firm).(2)

CLASS B DIRECTORS
Bradford R. Boss             69    Chairman of the Board and Chief Execu-      1960
                                   tive Officer to April 1993; thereafter
                                   Chairman of the Board to November 14,
                                   1999; thereafter Chairman
                                   Emeritus.(3) (4)
Russell A. Boss              64    President and Chief Operating Officer to    1962
                                   April 1993; thereafter President and
                                   Chief Executive Officer to November 14,
                                   1999; thereafter Chairman of the
                                   Board.(3) (4) (5)
David G. Whalen              45    President and Chief Executive               1999
                                   Officer.(3)
John E. Buckley              62    Executive Vice President to April 1993;     1980
                                   Executive Vice President and Chief Oper-
                                   ating Officer to December 31, 2000;
                                   Executive Board Member, Anoto, Inc. (a
                                   company involved in developing digital
                                   paper and pen technology).
Bernard V.                   64    Senior Partner, Edwards & Angell, LLP,      1986      Old Stone Corporation
  Buonanno, Jr.                    Providence, RI (attorneys-at-law);
                                   Partner, Riparian Partners, Ltd.,
                                   Providence, RI. (investment banking
                                   firm).(5) (6) (7)
Terrence Murray              63    Chairman and Chief Executive Officer,       1982      FleetBoston Financial Corpora-
                                   FleetBoston Financial Corporation                     tion; Allmerica Financial Corpo-
                                   (diversified financial services                       ration; CVS Corporation;
                                   corporation) to December 31, 2001;                    ChoicePoint Inc.; Air Products and
                                   thereafter Chairman, FleetBoston                      Chemicals, Inc.
                                   Financial Corporation (retired January
                                   1, 2003.)(7)

--------------------------------------------------------------------------------
See footnotes on page 5.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors has an Audit Committee, consisting of Messrs. Doss, Tappan and Parsons, a Compensation Committee, consisting of Messrs. Murray and Buonanno, and an Executive Committee, consisting of Messrs. B. Boss, R. Boss and Whalen.

     Audit Committee. The Audit Committee is comprised of independent directors and is governed by a written charter adopted by the Board of Directors. The Audit Committee has responsibility for overseeing the establishment and maintenance of an effective financial control environment, for overseeing the procedures for evaluating the system of internal accounting control, and for evaluating audit performance. The Audit Committee engages the Company's independent auditors, reviews with the independent auditors the plans and results of the audit engagement, approves professional services provided by the independent auditors, reviews the independence of the independent auditors, considers the range of audit and nonaudit fees and reviews the adequacy of the Company's internal accounting controls. None of the Audit Committee members has a relationship with the Company that might interfere with the exercise of his or her independence from the Company and its management.

     Compensation Committee. The Compensation Committee has responsibility for developing, overseeing and implementing the overall compensation policy for the Company including, subject to full Board approval, the implementation of an incentive compensation plan for the Company.

     During 2002 the Board of Directors held four meetings, the Audit Committee held four meetings, the Compensation Committee held three meetings and the Executive Committee held two meetings. All directors attended at least seventy-five (75%) percent of all Board and applicable committee meetings.

     The Board does not have a nominating committee.

     (1) Includes only companies with a class of securities registered pursuant to Section 12 or subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934 and any company registered as an investment company under the Investment Company Act of 1940.

     (2) Member of Audit Committee.

     (3) Member of Executive Committee.

     (4) Bradford R. Boss and Russell A. Boss are brothers.

     (5) Russell A. Boss and Bernard V. Buonanno, Jr. are cousins by marriage.

     (6) Edwards & Angell, LLP performed legal services for the Company in 2002 and is expected to perform legal services for the Company in 2003.

     (7) Member of Compensation Committee.

                             DIRECTOR COMPENSATION

     Members of the Company's Board of Directors who are not employees of the Company were compensated for their services during 2002 at the rate of $15,000 per annum, plus $1,000 for each Board meeting attended. During 2002, the Board of Directors held four meetings. In addition, members of the Audit and Compensation Committees received $800 ($1000 in the case of the committee chair) for each committee meeting attended. Members of the Executive Committee received no compensation for attending committee meetings.

     Non-employee directors also automatically receive non-qualified stock options pursuant to the Company's Omnibus Incentive Plan. The number of options granted is determined every two years by benchmarking the size of option grants in other similarly situated companies. Companies are chosen to be benchmarked against based on revenue levels. Options to directors under the Omnibus Incentive Plan are granted with exercise prices equal to the fair market value of the Class A common stock on the date of grant. In 2002, all non-employee Board members received options to purchase 4,000 shares of Class A common stock.

                           REPORT TO STOCKHOLDERS ON
                              COMPENSATION MATTERS

     The 2002 total compensation of the President and Chief Executive Officer of the Company was established by the members of the Compensation Committee of the Board of Directors. Neither of the two directors comprising the Compensation Committee is an employee of the Company. See also "Compensation Committee Interlocks and Insider Participation" on page 7. The compensation of the remaining executive officers of the Company was either set by, or reviewed and approved by, the President and Chief Executive Officer with input from the Company's Manager of Compensation and Benefits.

     The elements of compensation for the President and Chief Executive Officer consist of base pay, annual incentive bonus and long-term incentives. The compensation for this position was based on three primary factors:

     -- The performance of the executive in meeting key strategic objectives, including increasing stockholder value.

     -- The external competitiveness of the Company's pay levels with those of other companies with similar revenues and scope of operations.

     -- The internal pay equity that exists among individual executives and other Company employees.

     The Compensation Committee is privy to external compensation data through the Company's participation in, and analysis of, periodic compensation surveys conducted by independent consulting firms and associations, including but not limited to Towers-Perrin and Hewitt Associates, which report on compensation paid to other executives at companies of similar size. There are approximately 350 companies in the various survey groups. This number is subject to occasional change from year to year. The Compensation Committee extrapolated the survey information using a combination of single and multiple regression analyses. Factors used in the regression analyses included, but were not limited to, corporate sales, company assets, stockholders' equity, return on equity, board membership, and years of service. In addition, the Compensation Committee utilized survey data to gauge the Company's competitive position with other companies with respect to bonus and stock option grants.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Board and the Compensation Committee currently intend to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to
Section 162(m) in a manner that satisfies those requirements.

     The Board and the Compensation Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, despite the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under
Section 162(m) does in fact do so.

     The following is a more specific discussion of each compensation component:

BASE SALARY:

     The Compensation Committee targets its base pay for the Chief Executive Officer at the 50th to 65th percentile of executive officers in organizations of approximately the same size (less than $500 million in annual sales) and scope of company operations. Based on survey data, the Compensation Committee believes the base pay for the Chief Executive Officer has been approximately within this range for the last several years.

     Mr. Whalen's base salary for 2002 remained at $450,000 which was the same level as his base salary for 2001. Mr. Whalen forewent a base pay increase in 2002 as part of the Company's efforts to control expenses.

     The remaining four highest paid executives also did not receive a base pay increase in 2002.

BONUS:

     Bonus payments to executives for 2002 performance were governed by the Executive Compensation Program approved by the Compensation Committee and the Board of Directors for 2002. All of the highest paid executives were participants in the plan except for Mr. Whalen. Mr. Whalen's bonus was determined by the Compensation Committee considering attainment of predetermined performance objectives. The annual incentive payments to eligible executives are designed to provide rewards based on meeting approved business plans. Performance measures are determined based on specific job responsibilities and may include one or more of the following measures: operating income before taxes
(OIBT), sales, return on assets and inventory level management at the corporate, territory and regional levels. Individual performance goals may also be assigned to the executives.

     Under the program, performance objectives for 2002 were set based on the Company's operating plan for 2002. Based on those benchmarks and other performance objectives, the four participating named officers earned a bonus for 2002 performance. In its discretion, the Compensation Committee may reward participants beyond the provisions of the plan.

     The Company analyzes its total cash compensation (base salary plus bonuses) in relation to other similarly sized companies and targets the 75th percentile as a competitive norm assuming the maximum bonus percentage is earned. Applying the most recent survey data available to the Company (2002), the total cash compensation for the named officers as a group, as a result of not making the maximum bonus, was approximate to the 50th percentile compared to other companies included in the surveys.

LONG-TERM INCENTIVES:

     The Company has relied upon grants under the Omnibus Incentive Plan to provide key officers and managers with an ownership position in the Company to create a long-term incentive to increase stockholder value.

     In order to retain key management talent and provide appropriate incentives to increase stockholder value, the Compensation Committee approved a stock option grant to the executive group, which included all of named officers, on July 24, 2002. Pursuant to that grant, all of the officers, with the exception of Mr. Whalen and Ms. Wellmerling, received 25,000 shares of Class A common stock subject to option at an exercise price equal to the then fair market value of $7.11. Mr. Whalen was awarded 125,000 shares of Class A common stock subject to option, and Ms. Wellmerling was awarded 20,000 shares of Class A common stock subject to option, both at an exercise price equal to the then fair market value of $7.11.

     The foregoing report is presented by the following:

                          2002 Compensation Committee

                           Terrence Murray, Chairman
                            Bernard V. Buonanno, Jr.

                             COMPENSATION COMMITTEE
                             INTERLOCKS AND INSIDER
                                 PARTICIPATION

     As indicated under "Report to Stockholders on Compensation Matters" above, the 2002 compensation of David G. Whalen, a member of the Board of Directors of the Company, was fixed by the Compensation Committee. The Compensation Committee is comprised of Terrence Murray and Bernard V. Buonanno, Jr. The compensation of the remaining executive officers of the Company was either set by, or reviewed and approved by, Mr. Whalen with input from the Company's Manager of Compensation and Benefits.

     There are no Compensation Committee interlocks.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information for the last three fiscal years with respect to the Company's Chief Executive Officer and the four other most highly compensated executive officers during 2002.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM         ALL OTHER
                                                    ANNUAL COMPENSATION            COMPENSATION(1)   COMPENSATION(2)
                                           -------------------------------------   ---------------   ---------------
                                                                      OTHER
             NAME AND                                                ANNUAL
        PRINCIPAL POSITION          YEAR    SALARY     BONUS     COMPENSATION(3)
        ------------------          ----    ------     -----     ---------------

David G. Whalen                     2002   $450,000   $225,000       $ 4,320           125,000           $5,500
  President and Chief               2001    450,000    380,000        46,129(4)        100,000            5,100
  Executive Officer                 2000    425,000    425,000        81,267(5)         12,751(6)         5,100

John T. Ruggieri                    2002    220,000     25,000         3,600            25,000            5,500
  Sr. Vice-President/               2001    220,000     67,414         3,600            18,000            5,100
  Chief Financial Officer           2000    183,300    105,443         3,600            40,000            5,100

Sondra L. Wellmerling               2002    184,000     13,800         3,600            20,000            5,500
  Sr. Vice President,               2001    182,406     63,108        11,957(7)         18,000            5,100
  Marketing and New                 2000    176,876    100,289        10,354(8)         50,000            5,100
  Product Development

Stephen A. Perreault                2002    182,000     25,000         3,600            25,000            5,500
  Vice President Operations         2001    180,473     99,000         3,600            18,000            5,100
                                    2000    172,226     99,073         3,600            30,000            5,100

Tina C. Benik                       2002    170,280     30,000         3,600            25,000            5,500
  Vice President, Legal             2001    168,960     58,456         3,600            18,000            5,100
  and Human Resources               2000    148,070     83,956         3,600            25,000            4,652

--------------------------------------------------------------------------------
(1) Long Term Compensation consists of securities underlying options.

(2) Amounts listed under All Other Compensation consist of 401(k) contributions for the named individuals.

(3) Amounts listed under Other Annual Compensation consist of tax reimbursement payments made to the named individuals relating to amounts paid to these individuals as automobile allowances.

(4) Mr. Whalen's Other Annual Compensation for 2001 includes a tax reimbursement payment of $26,808 relating to amounts paid to him in connection with relocation expenses.

(5) Mr. Whalen's Other Annual Compensation for 2000 includes reimbursement of relocation expenses of $76,947.

(6) Number of securities shown includes 653 shares underlying formula options received as director of the Company pursuant to the then in effect formula under the Company Omnibus Incentive Plan.

(7) Ms. Wellmerling's Other Annual Compensation for 2001 includes reimbursement of relocation expenses of $7,292 and a tax reimbursement payment of $1,065 relating to the relocation expenses paid.

(8) Ms. Wellmerling's Other Annual Compensation for 2000 includes reimbursement of relocation expenses for 2000 of $6,743.

                                 STOCK OPTIONS

     The following tables set forth, as to the Chief Executive Officer and the four other most highly compensated executive officers of the Company, information with respect to stock option grants in 2002, options exercised during 2002 and year-end values of unexercised options.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS
                                 ------------------------------------------------------------          POTENTIAL REALIZABLE
                                   NUMBER        PERCENTAGE                                              VALUE AT ASSUMED
                                     OF           OF TOTAL                                            ANNUAL RATES OF STOCK
                                 SECURITIES       OPTIONS                                             PRICE APPRECIATION FOR
                                 UNDERLYING      GRANTED TO                                              THE OPTION TERM
                                  OPTIONS        EMPLOYEES       EXERCISE        EXPIRATION          ------------------------
             NAME                GRANTED(1)      IN 2002(2)        PRICE           DATE(3)              5%            10%
             ----                ----------      ----------      ---------      -------------        --------      ----------
David G. Whalen                   125,000          26.62%          $7.11        July 24, 2012        $558,930      $1,416,439
John T. Ruggieri                   25,000           5.32%          $7.11        July 24, 2012         111,786         283,288
Sondra L. Wellmerling              20,000           4.26%          $7.11        July 24, 2012          89,429         226,630
Stephen A. Perreault               25,000           5.32%          $7.11        July 24, 2012         111,786         283,288
Tina C. Benik                      25,000           5.32%          $7.11        July 24, 2012         111,786         283,288

---------------

(1) One-third vest in 2003, one-third vest in 2004, and the final third vest in 2005.
(2) For purposes of this table, the total number of options granted to employees in 2002 was 469,500, including 32,000 options granted to the Company's directors under the provisions of the Company's Omnibus Incentive Plan.
(3) Subject to earlier expiration in the event of termination of the grantee's employment.

                        OPTION VALUES AT FISCAL YEAR END

                              NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED
                                  UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS AT
                                      FISCAL YEAR END               FISCAL YEAR END(1)
                              -------------------------------   ---------------------------
            NAME               EXERCISABLE     UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
            ----               -----------     -------------    -----------   -------------
David G. Whalen                  442,685(2)       316,666        $243,633        $79,688
John T. Ruggieri                 111,265           37,000           4,250              0
Sondra L. Wellmerling             31,000           57,000          12,813         12,813
Stephen A. Perreault              72,499           37,000           3,188              0
Tina C. Benik                     75,486           37,000           2,656              0

---------------

(1) Based on the mean between the high and low trading prices of the Class A common stock on December 28, 2002 ($5.20) minus the exercise price.
(2) Includes 653 options granted to Mr. Whalen as a director of the Company during 2000 under the then in effect formula provisions of the Company's Omnibus Incentive Plan.

                               PERFORMANCE GRAPH

     The following graph compares the market performance of the Company's Class A common stock over the Company's last five fiscal years to the American Stock Exchange Market Value Index and to the Russell Group 2000 (as the Company's peer group index), over the Company's last five fiscal years. The graph assumes that the value of the investment in the Company's Class A common stock and each index was $100 at December 31, 1997 and that all dividends were reinvested.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                           AMONG A.T. CROSS COMPANY,
                    AMEX MARKET INDEX AND RUSSELL 2000 INDEX

                                 [PERFORMANCE GRAPH]

---------------------------------------------------------------------------------------------------
                       12/31/1997   12/31/1998   12/31/1999   12/31/2000   12/31/2001   12/31/2002
---------------------------------------------------------------------------------------------------
 A.T. Cross Co.          100.00        54.93        45.99        45.35        60.30        54.68
---------------------------------------------------------------------------------------------------
 Russell 2000 Index      100.00        97.20       116.24       111.22       112.36        88.11
---------------------------------------------------------------------------------------------------
 AMEX Market Index       100.00        98.64       122.98       121.47       115.87       111.25
---------------------------------------------------------------------------------------------------

     The Company has chosen the Russell Group 2000 as a meaningful peer group against which to compare its performance. The Russell Group 2000 represents a broad based group of small capitalization stocks and is generally believed to be indicative of market performance for small capitalization companies.

                               PENSION PLAN TABLE

  AVERAGE                       YEARS OF SERVICE
    PAY           15        20         25         30         35
------------------------------------------------------------------
  $125,000     $ 30,000   $40,000   $ 50,000   $ 50,000   $ 50,000
   150,000       36,000    48,000     60,000     60,000     60,000
   175,000       42,000    56,000     70,000     70,000     70,000
   200,000       48,000    64,000     80,000     80,000     80,000
   225,000       54,000    72,000     90,000     90,000     90,000
   250,000       60,000    80,000    100,000    100,000    100,000
   300,000       72,000    96,000    120,000    120,000    120,000
   400,000       96,000   128,000    160,000    160,000    160,000
   450,000      108,000   144,000    180,000    180,000    180,000
   500,000      120,000   160,000    200,000    200,000    200,000

--------------------------------------------------------------------------------

     The Company maintains a non-contributory qualified retirement plan for the benefit of its employees, including the individuals named in the Summary Compensation Table. In addition, participants in the plan whose retirement benefits would exceed amounts permitted under the Internal Revenue Code participate in a non-qualified excess retirement plan which provides a supplemental unfunded benefit equal to the amount of any benefit that would have been payable under the qualified retirement plan but for certain limitations under the Internal Revenue Code. The benefits set forth in the Pension Plan Table above reflect the aggregate of the benefits under both the qualified and non-qualified plans. In each case, the indicated benefit will be reduced by the individual's social security credit. The qualified plan and the non-qualified plan are collectively referred to as the "Plan".

     Covered compensation under the Plan includes base salary, cash bonuses, overtime pay, and amounts contributed by the employee to the A.T. Cross Savings Plan maintained by the Company under Section 401(k) of the Internal Revenue Code. The Salary and Bonus columns of the Summary Compensation Table set forth above reflect all covered compensation of executive officers for 2002.

     For purposes of the Plan, the years of credited service as of December 31, 2002 were: Mr. Whalen, 3 years; Mr. Ruggieri, 19 years; Ms. Wellmerling, 3 years; Mr. Perreault, 8 years; and Ms. Benik, 13 years.

     The amounts payable shown in the above Table are based on the following assumptions:

        (i) The individual shall have retired at the normal retirement age of 65,

        (ii) "Average pay" is the highest average of the covered compensation paid to such individual over five consecutive years preceding retirement, and

        (iii) Benefits are paid in the form of a straight-life annuity. Payment options for spousal benefits are available.

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee reappointed Deloitte & Touche, LLP to serve as the Company's independent auditors for 2003. Representatives of Deloitte & Touche will be present at the annual meeting to answer appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

PRINCIPAL ACCOUNTING FIRM FEES

     Aggregate fees billed to the Company for the fiscal years ending December 29, 2001 and December 28, 2002 by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte"):

                                 2001       2002
                               --------   --------
Audit Fees...................  $440,000   $507,030
Audit Related................  $ 27,000   $159,000
Tax Fees
  Extended Tax Consulting
  Services in connection with
  Global EMEA Restructuring..  $147,000
  Irish Intangible Valuation
  Study......................  $ 29,000
  Transfer Pricing Study.....  $ 71,000
  Benefit Plan Compliance....  $ 56,000
  International Tax
  Consultation...............             $ 91,000
  Multistate Tax
  Consultation...............             $ 11,000
  Irish Intangible
  Valuation..................             $ 34,000
All Other
  Benefit Plan Compliance....  $  8,000   $ 16,000
  Payroll Tax Services.......             $ 12,000

     The Audit Committee has considered whether the provision of services other than audit services is compatible with maintaining the principal accountant's independence.

     The Audit Committee's policies and procedures regarding pre-approval of non-audit and non-tax services provided by the Company's independent accountants requires pre-approval of all services, regardless of de minimis exceptions, by the full Audit Committee through the Audit Committee Chair. Following revision of the Audit Committee's charter in July 2002 (see Report of the Audit Committee), all non-audit and non-tax services were pre-approved by the Audit Committee Chair.

REPORT OF THE AUDIT COMMITTEE

     The audit functions of the Audit Committee are focused on three areas:

     - the adequacy of the Company's internal controls and financial reporting process and the quality and integrity of the Company's financial statements.

     - the independence and performance of the Company's internal auditor and independent auditors.

     - the Company's compliance with legal and regulatory requirements and adherence to business ethics.

     In fiscal 2002, the Audit Committee met with management four times to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. We discuss these matters with the Company's independent auditors and with appropriate Company financial personnel and internal auditor.

     We regularly meet privately with both the independent auditors and the internal auditor, each of whom has unrestricted access to the Committee.

     We also approve the appointment of the independent auditors and review periodically their performance and independence from management.

     The Directors who serve on the committee are all "Independent" for purposes of the American Stock Exchange listing standards. That is, the Board of Directors has determined that none of us has a relationship to the Company that may interfere with our independence from the Company and its management.

     The Audit Committee has also considered the various new and proposed rules and requirements under the Sarbanes-Oxley Act. In 2002, the Audit Committee met with management, Deloitte & Touche LLP and the internal Company auditor to discuss required and proposed changes to the Audit Committee's and the Company's policies and procedures needed to comply with Sarbanes-Oxley.

     As part of that process, the Audit Committee revised its charter in July 2002, established a formal pre-approval policy for non-audit and non-tax services, and undertook other related activities. The Audit Committee expects that its and the Company's policies and procedures will continue to be revised as additional requirements under Sarbanes-Oxley become final.

     The Board adopted in 2000 a written charter setting out the audit related functions the Committee is to perform which charter was attached to the 2000 proxy statement. The Committee and the Board amended the charter in 2002. A copy of the revised charter is attached hereto as Exhibit A.

     Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls.

     The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.

     This year, we reviewed the Company's audited financial statements and met with both management and the independent auditors to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

     We have received from and discussed with the independent auditors the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. We also discussed with the independent auditors any matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

     Based on these reviews and discussions, we recommend to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2002.

                              2002 Audit Committee

                           James C. Tappan, Chairman
                                 Galal P. Doss
                               Andrew J. Parsons

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Effective December 31, 2000, John E. Buckley's employment with the Company terminated. At the time of his termination, Mr. Buckley served as the Company's Executive Vice President and Chief Operating Officer. Mr. Buckley and the Company originally contemplated that he would resign his position in May 2000 and become a consultant to the Company. However, for purposes of continuity, and because Mr. Buckley had been instrumental in developing the Pen Computing Group business, he agreed to remain as an employee until the end of 2000 and the consulting arrangement never commenced.

     Pursuant to a series of letter agreements between the Company and Mr. Buckley, Mr. Buckley received the following as an incentive to remain with the Company until December 31, 2000: (i) a termination fee of $135,420, paid on January 15, 2001, (ii) a cash payment of $36,135, paid on February 9, 2001 equivalent to the fair market value of 6,667 shares of the Company's Class A common stock on February 3, 2001 (the number of Mr. Buckley's restricted shares of Class A common stock as to which restrictions would have lapsed on February 3, 2001 had Mr. Buckley remained an employee), and (iii) stock appreciation rights as to 67,152 units of "phantom" Class A common stock of the Company using as the baseline the fair market value on July 1, 2000 (the date of grant) of $4.88 per share. Those stock appreciation rights will expire on July 1, 2005.

     On January 5, 2001, the Company and Mr. Buckley entered into a Separation Agreement and Release providing for severance payments to Mr. Buckley of semi-monthly installments of $15,833.33 for the period from January 1, 2001 to December 31, 2002, in accordance with the Company's standing severance policy relative to executive officers who have served in excess of twenty-four years. The first such payment was made on January 26, 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10 percent of the Company's Class A common stock ("Insiders"), to file with the Securities and Exchange Commission and the American Stock Exchange reports of ownership and changes in ownership of such stock. Insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Company, the Company believes that during 2002 its Insiders complied with all applicable Section 16(a) filing requirements.

OTHER MATTERS

     As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. However, if other business upon which holders of Class A common stock are entitled to vote shall properly come before the meeting, proxies in the enclosed form returned as instructed will be voted in accordance with the recommendation of the Board of Directors, or in the absence of such a recommendation, in accordance with the judgement of the proxy holder.

IMPORTANT

  NO MATTER HOW SMALL YOUR HOLDINGS, YOU ARE RESPECTFULLY REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED, PREPAID ENVELOPE AT YOUR EARLIEST CONVENIENCE.

                              Tina C. Benik
                              Vice President, Legal and
                              Human Resources
                              Corporate Secretary

Dated:  March 26, 2003

                                                                       EXHIBIT A

                               A.T. CROSS COMPANY

                            AUDIT COMMITTEE CHARTER

     The Audit Committee (the "Committee") of the Board of Directors ("Board") shall be composed of at least three Directors of A.T. Cross Company (the "Company"). The members of the Committee shall be appointed annually at the Board meeting held in April of each year. A majority of the Committee shall be comprised of Independent Directors. Independent Directors are defined as Directors who are not officers of the Company; who are neither related to its officers nor represent concentrated or family holdings of its shares; and who, in the view of the Company's Board of Directors, are free of any relationship that would interfere with the exercise of independent judgment.

     The Committee shall assist the Board in fulfilling its oversight responsibilities relating to the review of audit functions, including the accounting and financial reporting practices and procedures of the Company, the adequacy of information technology used to support internal financial systems, the quality and integrity of the Company's financial statements, relations with independent auditors and oversight of business ethics.

     It is the primary responsibility of management to ensure that overall controls are adequate to meet operating, financial and compliance objectives. It is the primary responsibility of management and the independent auditors to plan and conduct audits to determine that the Company's financial statements are free from material misstatement in accordance with U.S. Generally Accepted Accounting Principles.

     The Committee may undertake any tasks it sees fit and will also undertake any specific tasks assigned to it by the Board and conduct such reviews as it deems necessary.

     The Committee shall have access to all information related to the Company.

     The Committee shall be empowered, at the Company's expense, to retain special counsel or other experts to assist in the accomplishment of its duties and responsibilities.

     The Committee shall meet at least four times annually with additional meetings as necessary. At the request of the Committee, the Chief Financial Officer (or any other members of management, if needed) shall attend all meetings of the Committee. The Committee shall, during its regularly scheduled meetings, meet separately from management with the independent auditors and the Manager, Internal Audit of the Company. The independent auditors, the Chief Financial Officer and the Manager, Internal Audit shall, at all times, have access to the Committee. The Committee, in turn, shall, at all times, have access to the independent auditors, the Chief Financial Officer and the Manager, Internal Audit.

     The Committee shall approve all hiring and firing decisions made with respect to the position of the Manager, Internal Audit.

     The Board shall approve this charter and any subsequent modifications.

THE COMMITTEE SHALL REVIEW, APPRAISE, AND REPORT TO THE BOARD, IF APPLICABLE, AFTER EACH AUDIT COMMITTEE MEETING AND OTHER TIMES WHEN APPROPRIATE ON THE FOLLOWING MATTERS:

     1. The selection of independent auditors to be retained by the Company, their independence and whether to retain such auditors for each future fiscal year after consultation with appropriate management of the Company. The Committee shall review, at least annually, a formal written statement delineating all relationships between the independent auditors and the Company.

     2. The fees to be paid to the independent auditors of the Company on an annual basis.

     3. The non-auditing and non-tax services to be performed by and associated fees of the independent auditors of the Company. The Committee, through its Chairman, must give prior approval to all non-audit and non-tax services provided by the independent auditor and sign all engagement letters. The Committee will consider both the nature and related fees of the non-audit and non-tax services in making its determination.

     4. With respect to the systems of internal accounting control, including Electronic Data Processing ("EDP") controls, throughout the Company, (i) the adequacy, quality and security thereof after consultation with appropriate management of the Company, Manager, Internal Audit and the independent auditors, (ii) management's performance in maintaining and improving these systems, and (iii) recommendations and findings made by the independent auditors and Manager, Internal Audit of the Company relative to improvements to these systems.

     5. The planned scope of the audit work to be undertaken each year by the Company's Manager, Internal Audit as well as the audit reports, findings and recommendations of the Manager, Internal Audit.

     6. Prior to the commencement thereof, the planned scope of the annual examination to be undertaken by the independent auditors of the Company.

     7. Following the inquiry of management and the independent auditors, significant accounting issues (including accounting for goodwill and other intangible assets), changes and prospective changes in significant accounting policies (including the effect of each such change on the overall financial statements of the Company), and whether "material" items exist that are not accounted for in accordance with U.S. Generally Accepted Accounting Principles. Management shall consult with the Committee or its Chairman when seeking a second opinion on a significant accounting issue.

     8. Significant issues raised by in-house or outside counsel, after discussing the same with management and the independent auditors. The Committee will conclude on its understanding of the basis for inclusion or exclusion of such matters in the financial statements.

     9. The "open years" on federal income tax returns, whether there are any significant items that have been or might be disputed by the IRS, and the status of the related tax reserves.

    10. The draft annual financial statements (including footnotes thereto) and related financial material and the independent auditors' reports, to be included in the Company's Annual Report to Shareholders and Form 10-K prior to presentation to the Board.

    11. Any management letters or other recommendations from the Company's auditors.

Approved and adopted by the Board of Directors on July 24, 2002.

                                                                      4890-PS-03

A.T. CROSS COMPANY
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694


            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

    PLEASE MARK
/X/ VOTES AS IN
    THIS EXAMPLE.


This Proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR proposals 1 and 2.

1. NUMBER OF DIRECTORS:       2. ELECTION OF CLASS A DIRECTORS:       3. OTHER BUSINESS:
   Fixing the number of          Nominees: (01) Galal P. Doss,           In their discretion, the proxies are authorized
   Class A directors at          (02) Andrew J. Parsons, (03) James      to vote upon such other business as may properly
   three and Class B             C. Tappan                               come before said meeting or any adjournment
   directors at six.                                                     thereof upon which Class A common stockholders are
                                                                         entitled to vote.
   FOR  AGAINST ABSTAIN            FOR       WITHHELD
   / /    / /     / /              / /          / /                                                      MARK HERE
                                                                                                         FOR ADDRESS   / /
                                                                                                         CHANGE AND
                                  / /________________________________                                    NOTE AT LEFT
                                     For all nominees except as noted
                                     above

        Please date, sign and mail promptly in the enclosed envelope. This proxy will not be used if you attend the meeting in person and so request.

        Important: Please sign exactly as your name or names appear at left. When signing as attorney, executor, administrator, trustee, guardian, or in any other representative capacity, give full title as such. Corporate stockholders sign with full corporate name by a duly authorized officer. If a partnership, sign in partnership name by authorized person.


Signature: ______________ Date: _______  Signature: ______________ Date: _______

                                  DETACH HERE

                                     PROXY

                               A.T. CROSS COMPANY

  THIS PROXY IS BEING SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS


     The undersigned holder of Class A common stock of A.T. Cross Company does hereby constitute and appoint Bradford R. Boss, Russell A. Boss, and David G. Whalen, or any one of them as attorneys and proxies of the undersigned, with full power of substitution for, and in the name and stead of, the undersigned to appear and vote all shares of Class A common stock of A.T. Cross Company held of record in the name of the undersigned at the annual meeting of A.T. Cross Company to be held at the offices of the Company, One Albion Road, Lincoln, Rhode Island 02865 on Thursday, April 24, 2003 at 10:00 A.M. and at any and all adjournments thereof as designated.


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